Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re:	)	Chapter 11
)
PARTY CITY HOLDCO INC., et al.,[1]	)	Case No. 23-90005 (DRJ)
)
Debtors.	)	(Jointly Administered)
)

SUPPLEMENT TO DISCLOSURE STATEMENT FOR THE

THIRD AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

OF PARTY CITY HOLDCO INC. AND ITS DEBTOR AFFILIATES

PAUL, WEISS, RIFKIND,
WHARTON & GARRISON LLP

Paul M. Basta (admitted pro hac vice)

Kenneth S. Ziman (admitted pro hac vice)

Christopher J. Hopkins (admitted pro hac vice)

Grace C. Hotz (admitted pro hac vice)

1285 Avenue of the Americas

New York, New York 10019

Telephone: (212) 373-3000

Facsimile: (212) 757-3990

pbasta@paulweiss.com

kziman@paulweiss.com

chopkins@paulweiss.com

ghotz@paulweiss.com

PORTER HEDGES LLP

John F. Higgins (TX Bar No. 09597500)
M. Shane Johnson (TX Bar No. 24083263)
Megan Young-John (TX Bar No. 24088700)
1000 Main St., 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6000
Facsimile: (713) 226-6248
jhiggins@porterhedges.com
sjohnson@porterhedges.com
myoung-john@porterhedges.com

Counsel to the Debtors and Debtors-in-Possession	Co-Counsel to the Debtors and Debtors-in-Possession

Dated:July 21, 2023

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Party City Holdco Inc. (9758); Amscan Custom Injection Molding, LLC (4238); Amscan Inc. (1359); Amscan Purple Sage, LLC (3514); Am-Source, LLC (8427); Anagram Eden Prairie Property Holdings LLC (8309); Party City Corporation (3692); Party City Holdings Inc. (3029); Party Horizon Inc. (5812); PC Intermediate Holdings, Inc. (1229); PC Nextco Finance, Inc. (2091); PC Nextco Holdings, LLC (7285); Print Appeal, Inc. (5932); and Trisar, Inc. (0659). The location of the Debtors’ service address for purposes of these chapter 11 cases is: 100 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

UNLESS EXTENDED BY THE DEBTORS (SUBJECT TO ANY CONSENT RIGHTS OF THE REQUIRED CONSENTING NOTEHOLDERS), THE DEADLINE TO ACCEPT OR REJECT, OR MODIFY ANY PRIOR VOTE WITH RESPECT TO, THE AMENDED PLAN IS 4:00 P.M. (PREVAILING CENTRAL TIME) ON AUGUST 17, 2023 (THE “VOTING DEADLINE”).

SUPPLEMENT TO DISCLOSURE STATEMENT

SUPPLEMENTAL SOLICITATION AND RESOLICITATION, AS APPLICABLE, OF VOTES ON THE THIRD AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF PARTY CITY HOLDCO INC. AND ITS DEBTOR AFFILIATES FROM HOLDERS OF OUTSTANDING:

VOTING CLASS	NAME OF CLASS UNDER PLAN
CLASS 3A	PREPETITION ABL REVOLVER CLAIMS
CLASS 3B	PREPETITION ABL FILO CLAIMS
CLASS 4	SECURED NOTES CLAIMS
CLASS 5	GENERAL UNSECURED CLAIMS

Dated: July 21, 2023

ONLY HOLDERS OF CLASS 3A PREPETITION ABL REVOLVER CLAIMS, CLASS 3B PREPETITION ABL FILO CLAIMS, CLASS 4 SECURED NOTES CLAIMS, AND CLASS 5 GENERAL UNSECURED CLAIMS (THE “VOTING CLASSES”) ARE BEING SOLICITED OR RESOLICITED, AS APPLICABLE, TO VOTE OR MODIFY ANY PRIOR VOTE ON THE AMENDED PLAN (THE “SUPPLEMENTAL SOLICITATION”) UNDER THIS SUPPLEMENT TO DISCLOSURE STATEMENT.

IF YOU ARE A HOLDER OF CLASS 4 SECURED NOTES CLAIMS OR CLASS 5 GENERAL UNSECURED CLAIMS AND YOU PREVIOUSLY SUBMITTED A BALLOT INDICATING YOUR VOTE TO ACCEPT OR REJECT THE INITIAL PLAN AND DO NOT WISH TO CHANGE YOUR VOTE, NO ACTION IS REQUIRED.

RECOMMENDATION BY THE DEBTORS AND KEY STAKEHOLDER SUPPORT

The Restructuring Committee of the Board of Directors of Party City Holdco Inc. (“PC Holdco”, and together with its affiliated and subsidiary Debtors, the “Debtors”) (as of the date hereof) has approved the transactions contemplated by the Amended Plan (as defined herein) and the Debtors recommend that all Holders of Claims in Voting Classes whose votes are being solicited or resolicited, as applicable, to submit ballots or modify their votes to accept the Amended Plan.

As of the date hereof, Holders of over 89% of the Secured Notes Claims (the “Consenting Noteholders”) have already agreed, subject to the terms and conditions of the Restructuring Support Agreement (as defined herein), to vote in favor of the Amended Plan.

RECOMMENDATION BY THE CREDITORS’ COMMITTEE

The statutory committee of unsecured creditors appointed in the Chapter 11 Cases by the U.S. Trustee (the “Creditors’ Committee”) recommends that all Holders of General Unsecured Claims modify any prior vote to reject the Initial Plan (as defined herein) and vote to accept the Amended Plan.

DISCLAIMERS

THE DEBTORS ARE SENDING YOU THIS DOCUMENT (THIS “SUPPLEMENT”) AS A SUPPLEMENT TO THE DISCLOSURE STATEMENT FOR THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF PARTY CITY HOLDCO INC. AND ITS DEBTOR AFFILIATES [DOCKET NO. 858] (THE “DISCLOSURE STATEMENT”) BECAUSE YOU ARE A CREDITOR THAT IS ENTITLED TO VOTE TO ACCEPT, REJECT, OR MODIFY A PRIOR VOTE WITH RESPECT TO THE THIRD AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF PARTY CITY HOLDCO INC. AND ITS DEBTOR AFFILIATES DATED JULY 21, 2023 (AS MAY BE AMENDED OR MODIFIED FROM TIME TO TIME AND WITH ALL EXHIBITS AND SUPPLEMENTS THERETO, THE “AMENDED PLAN”),2 WHICH INCLUDES MATERIAL MODIFICATIONS WITH RESPECT TO, AMONG OTHER THINGS, THE TREATMENT OF CERTAIN CLAIMS IN CLASSES 3A, 3B, AND 4 OF THE AMENDED PLAN AND THE RIGHTS OFFERING.

NOTHING IN THIS SUPPLEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY PURPOSE OTHER THAN FOR HOLDERS OF CLAIMS IN VOTING

[2]

Capitalized terms used but not otherwise defined in this Supplement will have the meaning ascribed to such terms in the Disclosure Statement or Amended Plan, as applicable. The summary of the Amended Plan provided herein is qualified in its entirety by reference to the Amended Plan. In the case of any inconsistency between this Supplement or the Disclosure Statement and the Amended Plan, the Amended Plan will govern.

CLASSES TO DETERMINE HOW TO VOTE ON, OR WHETHER TO MODIFY A PRIOR VOTE WITH RESPECT TO, THE AMENDED PLAN. BEFORE DECIDING WHETHER TO VOTE FOR OR AGAINST, OR MODIFY A PRIOR VOTE WITH RESPECT TO, THE AMENDED PLAN, EACH HOLDER OF CLAIMS IN VOTING CLASSES ENTITLED TO VOTE OR MODIFY ITS PRIOR VOTE SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION IN THIS SUPPLEMENT, INCLUDING ALL ATTACHED EXHIBITS AND DOCUMENTS INCORPORATED INTO THIS SUPPLEMENT.

THIS SUPPLEMENT CONTAINS SUMMARIES OF CERTAIN EVENTS IN THE DEBTORS’ CHAPTER 11 CASES AND EVENTS PRECEDING THE AMENDED PLAN. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THE SUMMARIES DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR RELEVANT STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH EVENTS, BY REFERENCE TO SUCH DOCUMENTS OR STATUTORY PROVISIONS. IN THE EVENT OF ANY CONFLICT, INCONSISTENCY, OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS SUPPLEMENT AND THE TERMS AND PROVISIONS OF THE AMENDED PLAN OR ANY OTHER DOCUMENTS, THE AMENDED PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN AND CONTROL FOR ALL PURPOSES. EXCEPT AS OTHERWISE SPECIFICALLY NOTED, FACTUAL INFORMATION CONTAINED IN THIS SUPPLEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT. THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY INACCURACY OR OMISSION.

THIS SUPPLEMENT CONTAINS “FORWARD-LOOKING STATEMENTS.” SUCH FORWARD-LOOKING STATEMENTS CONSIST OF ANY STATEMENT OTHER THAN A RECITATION OF HISTORICAL FACT AND CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS “MAY,” “EXPECT,” “ANTICIPATE,” “ESTIMATE,” “FORECAST,” “OUTLOOK,” “BUDGET,” OR “CONTINUE,” OR THE NEGATIVE THEREOF, OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE DEBTORS CONSIDER ALL STATEMENTS REGARDING ANTICIPATED OR FUTURE MATTERS TO BE FORWARD-LOOKING STATEMENTS.

STATEMENTS CONCERNING THESE AND OTHER MATTERS ARE NOT GUARANTEES OF THE REORGANIZED DEBTORS’ FUTURE PERFORMANCE. THERE ARE RISKS, UNCERTAINTIES, AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE REORGANIZED DEBTORS’ ACTUAL PERFORMANCE OR ACHIEVEMENTS TO BE DIFFERENT FROM THOSE THEY MAY PROJECT, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE THE PROJECTIONS SET FORTH HEREIN, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW. THE READER IS CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS ARE NECESSARILY SPECULATIVE AND THERE ARE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE PRESENTED IN SUCH FORWARD-LOOKING STATEMENTS. THE PROJECTIONS AND OTHER INFORMATION CONTAINED HEREIN AND ATTACHED HERETO ARE ESTIMATES ONLY, AND THE VALUE OF THE PROPERTY DISTRIBUTED

TO HOLDERS OF ALLOWED CLAIMS MAY BE AFFECTED BY MANY FACTORS THAT CANNOT BE PREDICTED. THEREFORE, ANY ANALYSES, ESTIMATES, OR RECOVERY PROJECTIONS MAY OR MAY NOT TURN OUT TO BE ACCURATE.

THIS SUPPLEMENT HAS BEEN PREPARED PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016 AND IS NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS.

NO LEGAL OR TAX ADVICE IS PROVIDED TO YOU BY THIS SUPPLEMENT. THE DEBTORS URGE EACH HOLDER OF A CLAIM OR INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS SUPPLEMENT, THE AMENDED PLAN AND EACH OF THE PROPOSED TRANSACTIONS CONTEMPLATED THEREBY. FURTHERMORE, THE BANKRUPTCY COURT’S CONDITIONAL APPROVAL OF THE ADEQUACY OF DISCLOSURES CONTAINED IN THIS SUPPLEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE MERITS OF THE AMENDED PLAN OR A GUARANTEE BY THE BANKRUPTCY COURT OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN.

IN PREPARING THIS SUPPLEMENT, THE DEBTORS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS’ BOOKS AND RECORDS AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESS. THE DEBTORS’ MANAGEMENT HAS REVIEWED THE FINANCIAL INFORMATION PROVIDED IN THIS SUPPLEMENT. ALTHOUGH THE DEBTORS HAVE USED THEIR REASONABLE BUSINESS JUDGMENT TO ENSURE THE ACCURACY OF THIS FINANCIAL INFORMATION, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS SUPPLEMENT HAS NOT BEEN AUDITED (UNLESS OTHERWISE EXPRESSLY PROVIDED HEREIN) AND NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESS AND ITS FUTURE RESULTS AND OPERATIONS. THE DEBTORS EXPRESSLY CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS SUPPLEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO. HOLDERS OF CLAIMS OR INTERESTS REVIEWING THIS SUPPLEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THIS SUPPLEMENT WAS SENT. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION, MODIFICATION, OR AMENDMENT. THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED OR MODIFIED PLAN AND RELATED SUPPLEMENTAL DISCLOSURE FROM TIME TO TIME, SUBJECT TO THE TERMS OF THE RESTRUCTURING SUPPORT AGREEMENT, THE DIP CREDIT AGREEMENT, AND THE BACKSTOP AGREEMENT.

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NOTWITHSTANDING ANY RIGHTS OF APPROVAL OR OTHERWISE PURSUANT TO THE RESTRUCTURING SUPPORT AGREEMENT, THE DIP CREDIT AGREEMENT, THE BACKSTOP AGREEMENT, OR OTHERWISE AS TO THE FORM OR SUBSTANCE OF THIS SUPPLEMENT, THE AMENDED PLAN, OR ANY OTHER DOCUMENT RELATING TO THE TRANSACTIONS CONTEMPLATED THEREUNDER, NONE OF THE CONSENTING NOTEHOLDERS, DIP LENDERS, COMMITMENT PARTIES, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES, MEMBERS, FINANCIAL OR LEGAL ADVISORS, OR AGENTS, HAVE INDEPENDENTLY VERIFIED THE INFORMATION CONTAINED HEREIN OR TAKES ANY RESPONSIBILITY THEREFOR, AND NONE OF THE FOREGOING ENTITIES OR PERSONS MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER CONCERNING THE INFORMATION CONTAINED HEREIN.

ARTICLE I.

EXECUTIVE SUMMARY

The Debtors have filed the Amended Plan to reflect, among other things, the following:

•

The (a) revised treatment of the DIP Claims held by DIP Backstop Lenders, such that DIP Backstop Lenders may exercise the DIP Non-Cash Takeout Option instead of the DIP Equitization Option, (b) issuance of New Second Lien Notes pursuant to the Rights Offering and the DIP Non-Cash Takeout Option, (c) revised terms of the Rights Offering to contemplate the sale of New Second Lien Notes and New Common Stock comprising the Investment Package, and (d) revised treatment of Class 4 Secured Notes Claims to reflect the modified Rights Offering;

•	The (a) revised treatment of Class 3A Prepetition ABL Revolver Claims and (b) revised treatment of Class 3B Prepetition ABL FILO Claims; and

•	The terms of the ABL Exit Facility, if any.

The Debtors hereby submit for creditors’ consideration this Supplement that introduces and describes changes made to the Amended Plan, the impact on estimated recoveries, and other important disclosures regarding the Amended Plan and these Chapter 11 Cases. The deadline to object to Confirmation of the Amended Plan, only as such objection relates to the Plan Modifications (as defined herein), has been extended so that any objection must be actually received on or before August 17, 2023 at 4:00 p.m., prevailing Central Time (the “Supplemental Objection Deadline”).

In addition, the Debtors ask that any Holder of Claims in Voting Classes carefully consider the revised treatment and recoveries offered to such Holders in determining whether to vote to accept or reject, or modify any prior vote with respect to, the Amended Plan. The Voting Deadline for Holders of Claims in Voting Classes is, or has been extended to, as applicable, August 17, 2023 at 4:00 p.m., prevailing Central Time.

A.	Initial Plan Solicitation

On April 11, 2023, the Bankruptcy Court entered an order [Docket No. 852] (the “Initial Conditional Approval Order”) that, among other things, (i) conditionally approved the Disclosure Statement; (ii) established solicitation and voting procedures with respect to the First Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates dated April 12, 2023 [Docket No. 857] (including any exhibits and schedules thereto, the “April 12 Plan”) and approved solicitation packages related thereto; (iii) established notice and objection procedures with respect to Confirmation of the April 12 Plan and final approval of the Disclosure Statement; (iv) set May 9, 2023, at 4:00 p.m. (prevailing Central Time) as the deadline for Holders of Claims entitled to vote on the April 12 Plan to submit their votes; (v) set May 9, 2023, at 4:00 p.m. (prevailing Central Time) as the deadline to file objections to the April 12 Plan or final approval of the Disclosure Statement; and (vi) scheduled the commencement of the Combined

Hearing for May 17, 2023, at 2:00 p.m. (prevailing Central Time), which Combined Hearing was further adjourned pursuant to several notices of adjournment filed thereafter.3

Upon entry of the Initial Conditional Approval Order, the Debtors solicited votes on the April 12 Plan by mailing copies of, among other things, the Disclosure Statement, the April 12 Plan and the exhibits thereto, the applicable form of ballot with voting instructions, and a cover letter explaining the purpose of the distribution to the Holders of (i) Secured Notes Claims in Class 4; (ii) General Unsecured Claims in Class 5; and (iii) the Debtors’ landlord counterparties whose Unexpired Leases were not assumed or rejected as of April 11, 2023.

B.	Creditors’ Committee Settlement

Pursuant to the Initial Conditional Approval Order, on April 26, 2023, the Debtors filed the Notice of GUC Cash Allocation [Docket No. 921] (the “GUC Cash Allocation Notice”) which disclosed the (i) terms of the GUC Cash Allocation, (ii) terms of the Creditors’ Committee Settlement, and (iii) projected recoveries to Holders of General Unsecured Claims. On May 2, 2023, the Debtors filed the Second Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtors Affiliates [Docket No. 970] (the “Initial Plan”), incorporating the terms of the Creditors’ Committee Settlement, and subsequently served notice of the Creditors’ Committee Settlement on Holders of General Unsecured Claims in accordance with the Initial Conditional Approval Order.

C.	Summary of Plan Modifications

The modified terms reflected in the Amended Plan are the result of arm’s-length negotiations among the Debtors and their key stakeholders, all of whom were represented by sophisticated and experienced professionals. An updated table summarizing the treatment, classification, and impairment of Claims is attached hereto as Exhibit A (the “Plan Treatment Summary”), a copy of the Amended Plan is attached hereto as Exhibit B, and a redline reflecting the changes in the Amended Plan (collectively, the “Plan Modifications”), as compared to the Initial Plan, is attached hereto as Exhibit C. A supplemental disclosure of certain tax consequences associated with the Plan Modifications is also attached hereto as Exhibit D.

The statements contained in this Supplement do not purport to be precise or complete statements of all the terms and provisions of the Amended Plan or any documents referred to therein, and reference is made to the Amended Plan to such documents for the full and complete statement of such terms and provisions of the Amended Plan or documents referred to therein.

The Plan Modifications include the following terms and conditions, which are incorporated in the Amended Plan.

[3]

See Notice of Adjournment of Combined Hearing [Docket No. 1101], the Notice of Adjournment of (I) Combined Hearing and (II) Hearing on Backstop Motion [Docket No. 1213], and Notice of (I) Adjournment of (A) Combined Hearing and (B) Hearing on Backstop Motion and (II) Scheduling of Status Conference [Docket No. 1271].

1.	Revised Treatment of DIP Claims Held By DIP Backstop Parties

As further described in Section D of this Supplement below, the Debtors and the Ad Hoc Noteholder Group further negotiated the terms of the DIP Equitization Option under the Initial Plan, whereby each DIP Backstop Lender would have had the right to convert its DIP Loans into New Common Stock at the DIP Equitization Share Price (as defined in the Initial Plan) rather than being repaid in cash. The Debtors and the Ad Hoc Noteholder Group determined to revise the treatment of the DIP Loans held by DIP Backstop Lender such that instead of the DIP Equitization Option, each DIP Backstop Lender has the right, in lieu of repayment in cash, to exercise the DIP Non-Cash Takeout Option and convert its DIP Loans into (a) New Second Lien Notes in a principal amount equal to the par face amount of its DIP Loans (including DIP Loans incurred as consideration for the DIP Commitment Premium) and (b) New Common Stock in an amount equal to the Equitization Discount Value. The New Second Lien Notes and the New Common Stock issued in connection with the exercise of the DIP Non-Cash Takeout Option will not be “stapled” for voting and trading purposes.

The Equitization Discount Value means, with respect to any DIP Backstop Lender that exercises the DIP Non-Cash Takeout Option, such DIP Backstop Lender’s Pro Rata share of $103,772,929, which represents the aggregate value of (a) the New Common Stock that would have been received by all DIP Backstop Lenders under the Initial Plan if all DIP Backstop Lenders exercised the DIP Equitization Option (as determined based on the DIP Equitization Share Price (as defined in the Initial Plan) reflecting a 41% discount to the $381 million Backstop Plan Equity Value (as defined in the Initial Plan) contemplated thereunder) minus (b) the par face amount of the DIP Loans (including the DIP Loans incurred as consideration for the DIP Commitment Premium) held by all such DIP Backstop Lenders. Accordingly, the modifications to the treatment of the DIP Backstop Lenders’ DIP Loans are intended to replicate the economics that such parties would have received under the Initial Plan.

Assuming that each relevant DIP Backstop Lender exercises the DIP Non-Cash Takeout Option in full, the New Second Lien Notes and New Common Stock issued as DIP Reorganized Securities pursuant to the DIP Non-Cash Takeout Option (for the avoidance of doubt, not including any New Second Lien Notes and shares of New Common Stock issued in connection with the exercise of the subscription rights pursuant to the Rights Offering or in satisfaction of the Backstop Commitment Premium) and outstanding as of the Effective Date will represent approximately (1) 64.50% of the New Second Lien Notes and (2) 69.83% of the New Common Stock, on a fully diluted basis (prior to any dilution on account of the issuance of any New Common Stock constituting the MIP Equity Pool), respectively.

The terms of the New Second Lien Notes are described in Section C.2 of this Supplement and in the New Second Lien Notes Term Sheet included in the Plan Supplement.

2.	Revised Rights Offering and Treatment of Class 4 Secured Notes Claims[4]

After the Debtors filed the Motion for Entry of an Order (I) Authorizing the (A) Debtors’ Entry Into, and Performance Under, the Backstop Commitment Agreement and (B) Payment of Related Fees, Premiums, Indemnities, and Expenses, (II) Approving the Equity Rights Offering Procedures and Related Forms, and (III) Granting Related Relief [Docket No. 896], and as further described in Section D of this Supplement below, the Debtors and the Ad Hoc Noteholder Group further negotiated the terms of the rights offering contemplated therein and in the Initial Plan and determined to revise the rights offering to provide for the purchase of an Investment Package comprised of New Second Lien Notes and New Common Stock, rather than solely New Common Stock, for an aggregate purchase price of $75.0 million, at a purchase price of $1.00 per (1) $1.00 of New Second Lien Notes and (2) an amount of Subscription Shares equal to the Investment Package Share Number for a given original principal amount of New Second Lien Notes issued on the Effective Date in connection with the exercise of the subscriptions rights to participate in the Rights Offering.

The Investment Package Share Number means the number of Subscription Shares represented by the product of (a) 0.04846153 multiplied by (b) the applicable principal amount of New Second Lien Notes issued on the Effective Date in connection with the exercise of the subscription rights to participate in the Rights Offering, rounded down to the nearest whole share. Accordingly, the modifications to Rights Offering are intended to replicate the economics that Holders of Secured Notes Claims and Commitment Parties would have received under the Initial Plan. The New Second Lien Notes and the New Common Stock issued in connection with the Rights Offering will not be “stapled” for voting or trading purposes.

The terms of the revised Rights Offering are more fully described in Article IV of the Amended Plan, the Notice of Revised Rights Offering Materials, the Notice of Filing Third Amended Plan Supplement for Third Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates (as modified, amended, or supplemented from time to time, the “Plan Supplement”), each filed substantially contemporaneously herewith. Among other things, the Plan Supplement includes the New Second Lien Notes Term Sheet.

In connection with the revised terms of the Rights Offering, the Amended Plan provides that each Holder of an Allowed Secured Notes Claim will receive (i) its Pro Rata share of the New Common Stock, representing 100% of the New Common Stock outstanding on the Effective Date, subject to dilution by the New Common Stock issued as DIP Reorganized Securities, the New Common Stock issued in connection with the Rights Offering (including in partial satisfaction of the Backstop Commitment Premium), and the MIP Equity Pool and (b) subscription rights to purchase up to its Pro Rata share of the securities comprising the Investment Package for an aggregate purchase price of $75.0 million offered in the Rights Offering in accordance with the Rights Offering Procedures. Although Class 4 Holders of Allowed Secured Notes Claims already had the opportunity to vote to accept or reject the Initial Plan, the Debtors are extending the voting

[4]	Capitalized terms used but not otherwise defined in this section will have the meaning ascribed to such terms in the New Second Lien Notes Term Sheet or Amended Plan, as applicable.

deadline for such Holders in light of the revised terms of the Rights Offering and resulting treatment of Class 4 under the Amended Plan.

Assuming that each relevant DIP Backstop Lender exercises the DIP Non-Cash Takeout Option in full, the New Second Lien Notes and New Common Stock offered pursuant to the Rights Offering (for the avoidance of doubt, not including any New Second Lien Notes and shares of New Common Stock issued in satisfaction of the Backstop Commitment Premium or the DIP Non-Cash Takeout Option) and outstanding as of the Effective Date will represent approximately (a) 32.27% of the New Second Lien Notes and (b) 27.18% of the New Common Stock, on a fully diluted basis (prior to any dilution on account of the issuance of any New Common Stock constituting the MIP Equity Pool), respectively.

The principal amount of the New Second Lien Notes will be $232.4 million. In addition to the Rights Offering, the New Second Lien Notes will be issued to (i) partially satisfy the Backstop Commitment Premium and (ii) each eligible Holder of an Allowed DIP Claim that is a DIP Backstop Lender and who elects to receive the Non-Cash Takeout Option. Interest of 12.00% on the New Second Lien Notes will be payable quarterly at the issuer’s option, in cash or payable-in-kind. The New Second Lien Notes will mature on the date that is five years and 91 days from the Effective Date.

The New Second Lien Notes will be secured by second-priority security interests and liens on all assets of the Reorganized Debtors, junior to the first-priority security interests and liens securing the ABL Revolving Credit Loans, the ABL FILO Loans, the Takeback ABL Loans, and the Takeback FILO Loans; provided, however, if any debt of any Anagram Wholly-Owned Subsidiary is exchanged or otherwise discharged for debt of any Debtor or Reorganized Debtor entity (the “New PCH Exchange Debt”), the security interests and liens in favor of the New Second Lien Notes may rank pari passu or subordinated to the security interests and liens in favor of the New PCH Exchange Debt; provided that the New PCH Exchange Debt shall not exceed $200 million at any time outstanding.

The New Second Lien Notes (whether issued pursuant to the Rights Offering, in partial satisfaction of the Backstop Commitment Premium, or as DIP Reorganized Securities) and the Unsubscribed Securities will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The New Second Lien Notes and Unsubscribed Securities will be deemed “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act) (collectively, the “Revised 4(a)(2) Securities”), will bear customary legends and transfer restrictions and may not be offered, sold, exchanged, assigned, or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act is available. If in the future a holder of the Revised 4(a)(2) Securities decides to offer, resell, pledge or otherwise transfer any such notes or shares, such notes or shares may be offered, resold, pledged or otherwise transferred only (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A promulgated under the Securities Act (“Rule 144A”)) in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act (including the exemption provided by Rule 144) (to the extent the exemption is available), or (iv) pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, in each of cases (i) through (iv) in accordance with any applicable securities laws of any state of the United States. Such holder will, and each subsequent holder is required to, notify any subsequent acquiror of the notes or shares from it of the resale restrictions referred to above. Holders of the Revised 4(a)(2) Securities should refer to the discussion in Article VIII.B of the Disclosure Statement for the transfer restrictions and consequences under federal securities laws, which apply, mutatis mutandis, to the 4(a)(2) Securities referenced therein.

Pursuant to section 1145 of the Bankruptcy Code, the New Common Stock issued in connection with the Rights Offering and in partial satisfaction of the Backstop Commitment Premium will also be exempt from the registration requirements of the Securities Act. Holders of Section 1145 Securities should refer to the discussion in Article VIII.A of the Disclosure Statement for the exemption requirements under section 1145 of the Bankruptcy Code, transfer restrictions, and consequences under federal securities laws, which apply, mutatis mutandis, to the Section 1145 Securities referenced therein.

The terms and conditions of the New Second Lien Notes are further described in the New Second Lien Notes Term Sheet included in the Plan Supplement.

3.	Treatment of Class 3 Prepetition ABL Claims

The Initial Plan provided that Class 3 was Unimpaired and conclusively presumed to accept the Initial Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders in such Class were not entitled to vote to accept or reject the Initial Plan. The Amended Plan separately classifies Claims in Class 3 into two sub-classes, Class 3A and Class 3B, on account of distinct revolving and first-in, last-out loan facilities under the Prepetition ABL Credit Agreement. As described in Exhibit A and below, Class 3A and Class 3B are Impaired under the Amended Plan.

a.	Class 3A – Prepetition ABL Revolver Claims

Under the Amended Plan, each Holder of a Class 3A Allowed Prepetition ABL Revolver Claim will receive its Pro Rata share of the Takeback ABL Loans; provided that, if (A) any such Holder votes to accept the Amended Plan and elects to participate in its Pro Rata share of the ABL Exit Facility and (B) the ABL Exit Facility Trigger5 occurs, (1) such Holder’s Allowed Prepetition ABL Revolver Claims will be deemed repaid and refinanced in full by such Holder’s extension and receipt of its Pro Rata share of ABL Revolving Credit Loans and (2) such Holder will assume a commitment with respect to the ABL Exit Facility equal to its (or its predecessor in interest’s) commitment under the Prepetition ABL Facility immediately prior to the Petition Date.

[5]

“ABL Exit Facility Trigger” means either (a) Holders of at least 55% of the Claims in Class 3A and Class 3B vote to accept the Amended Plan; or (b) Holders of less than 55% of the Claims in Class 3A or Class 3B vote to accept the Amended Plan and the Debtors, with the consent of the Required Consenting Noteholders, elect to raise the ABL Exit Facility with those holders of Prepetition ABL Claims that voted to accept the Amended Plan and elected to participate in the ABL Exit Facility. In each case, the Debtors will provide notice of the occurrence of the ABL Exit Facility Trigger by filing the ABL Exit Facility Trigger Notice in accordance with the Order conditionally approving the Disclosure Statement Supplement.

Each of Party City Holdings Inc.’s and Party City Corporation’s (collectively, the “Borrowers”) reimbursement obligations with respect to each letter of credit outstanding under the Prepetition ABL Facility issued by a Holder of an Allowed Prepetition ABL Revolver Claim that does not elect to participate in the ABL Exit Facility will benefit from the same guarantees and security interests (including lien and payment waterfall priority) as the Takeback ABL Loans; provided, however, that in the event that the Borrowers do not timely reimburse the issuer of any such letter of credit for any drawings thereunder, lenders under both the Takeback ABL Loans and the ABL Revolving Credit Loans will acquire participations in such letter of credit on a Pro Rata basis (based on their outstanding loans and commitments with respect to Takeback ABL Loans and ABL Revolving Credit Loans).

The Takeback ABL Loans shall have an aggregate principal amount on the Effective Date of up to $407,282,561, bear interest at the SOFR plus a 0.10% credit adjustment spread plus 2.50% per annum, to be paid at the conclusion of the applicable interest period, but no less than quarterly, and mature on the date that is five years from the Effective Date. The Takeback ABL Loans will be secured by first-priority perfected security interests and liens on the assets of the Reorganized Debtors (including, for the avoidance of doubt, any assets of the Anagram Wholly-Owned Subsidiaries if the Anagram Wholly-Owned Subsidiaries become guarantors or restricted subsidiaries (other than the non-working capital assets of such entities)) ranking equal in lien priority to the loans under the ABL Exit Facility and Takeback FILO Loans, senior in lien priority to the New Second Lien Notes and any New PCH Exchange Debt (not to exceed $200 million at any time outstanding), and junior in payment waterfall priority to the loans under the ABL Exit Facility. In connection with any enforcement action, the lenders under the ABL Exit Facility and the holders of Takeback ABL Loans and Takeback FILO Loans (collectively, the “Takeback Debt”) will recover first from the collateral constituting, or that would have constituted, Prepetition ABL Priority Collateral (as defined in the Final DIP Order) before recovering from collateral constituting, or that would have constituted, Prepetition ABL Junior Collateral (as defined in the Final DIP Order). The terms and conditions of the Takeback ABL Loans are further described in the ABL Term Sheet included in the Plan Supplement.

Under the Amended Plan, the ABL Revolving Credit Loans shall have an aggregate principal amount on the Effective Date of up to $545 million, bear interest at the SOFR plus a 0.10% credit adjustment spread plus 4.00% per annum to be paid at the conclusion of the applicable interest period, but no less than quarterly, and mature on the date that is five years from the Effective Date. The ABL Revolving Credit Loans will be secured by first-priority, perfected security interests and liens on the assets of the Reorganized Debtors, including, without limitation, intellectual property (including, for the avoidance of doubt, any assets of the Anagram Wholly-Owned Subsidiaries if the Anagram Wholly-Owned Subsidiaries become guarantors or restricted subsidiaries (other than non-working capital assets of such entities)), with customary exceptions, senior in lien priority to the New Second Lien Notes and any New PCH Exchange Debt (not to exceed $200 million at any time outstanding), and senior in payment waterfall priority to the ABL FILO Loans. In connection with any enforcement action, the lenders under the ABL Exit Facility and the holders of Takeback Debt will recover first from the collateral constituting, or that would have constituted, Prepetition ABL Priority Collateral (as defined in the Final DIP Order) before recovering from collateral constituting, or that would have constituted, Prepetition ABL Junior

Collateral (as defined in the Final DIP Order). The terms and conditions of the ABL Revolving Credit Loans are further described in the ABL Term Sheet included in the Plan Supplement.

b.	Class 3B – Prepetition ABL FILO Claims

Under the Amended Plan, each Holder of a Class 3B Allowed Prepetition ABL FILO Claim will receive its Pro Rata share of the Takeback FILO Loans; provided that if (A) any such Holder votes to accept the Amended Plan and elects to participate in its Pro Rata share of the ABL Exit Facility and (B) the ABL Exit Facility Trigger occurs, such Holder’s Allowed Prepetition ABL FILO Claims shall be deemed repaid and refinanced by in full by such Holder’s extension and receipt of ABL FILO Loans.

The Takeback FILO Loans shall have an aggregate principal amount on the Effective Date of up to $17,110,500, bear interest at SOFR plus a 0.10% credit adjustment spread plus 3.50% per annum, to be paid at the conclusion of the applicable interest period, but no less than quarterly, and mature on the date that is five years from the Effective Date. The Takeback FILO Loans will be secured by first-priority, perfected security interests and liens on the assets of the Reorganized Debtors (including, for the avoidance of doubt, any assets of the Anagram Wholly-Owned Subsidiaries if the Anagram Wholly-Owned Subsidiaries become guarantors or restricted subsidiaries (other than the non-working capital assets of such entities)) ranking equal in lien priority to the loans under the ABL Exit Facility and Takeback ABL Loans and junior in payment waterfall priority to the loans under the ABL Exit Facility and the Takeback ABL Loans. In connection with any enforcement action, the lenders under the ABL Exit Facility and the holders of Takeback Debt shall recover first from the collateral constituting, or that would have constituted, Prepetition ABL Junior Collaterals (as defined in the Final DIP Order). The terms and conditions of the Takeback FILO Loans are further described in the ABL Term Sheet included in the Plan Supplement.

Under the Amended Plan, the ABL FILO Loans shall have an aggregate principal amount on the Effective Date of up to $17,110,500, bear interest at the SOFR plus a 0.10% credit adjustment spread plus 6.00% per annum to be paid at the conclusion of the applicable interest period, but no less than quarterly, and mature on the date that is five years from the Effective Date. The ABL FILO Loans will be secured by first-priority, perfected security interest and lien on the assets of the Reorganized Debtors, including, without limitation, intellectual property (including, for the avoidance of doubt, any assets of the Anagram Wholly-Owned Subsidiaries if the Anagram Wholly-Owned Subsidiaries become guarantors or restricted subsidiaries (other than the non-working capital assets of such entities)), with customary exceptions, senior in lien priority to the New Second Lien Notes and any New PCH Exchange Debt (not to exceed $200 million at any time outstanding), and junior in payment waterfall priority to the ABL Revolving Credit Loans. The terms and conditions of the ABL FILO Loans are further described in the ABL Term Sheet included in the Plan Supplement.

4.	Treatment of Class 5 General Unsecured Claims – Unchanged

The Amended Plan does not modify the treatment of Class 5 General Unsecured Claims. Notwithstanding the foregoing, in connection with the Supplemental Solicitation, the Debtors, with the support of the Creditors’ Committee, have determined to provide Holders of Class 5

General Unsecured Claims the opportunity to modify their vote to accept or reject the Amended Plan by the Voting Deadline.

D.	Events Leading Up To the Plan Modifications

Since filing the Initial Plan, there have been several developments in these Chapter 11 Cases, several of which have contributed to the development of the Plan Modifications. These events are described below.

1.	Specified Anagram Agreements Rejection Notice

On May 24, 2023, the Debtors filed the Notice of Rejection of Certain Executory Contracts and/or Unexpired Leases [Docket No. 1207], rejecting the Specified Anagram Agreements as of the date of entry of the Rejection Order (as defined therein). On June 22, 2023, the Anagram Wholly-Owned Subsidiaries filed the Preliminary Objection of Anagram International, Inc. to Debtors’ Proposed Rejection of Certain Executory Contracts and/or Unexpired Leases [Docket No. 1329], objecting to, among other things, the outright rejection of the Specified Anagram Agreements, absent a consensual transitional strategy. The advisors to the Debtors and the Anagram Wholly-Owned Subsidiaries continue to discuss a potential consensual framework for the treatment of the Specified Anagram Agreements.

2.	Plan Objections

Prior to the Initial Plan objection deadline, the Debtors received several informal and formal objections to Confirmation of the Initial Plan. The Debtors have worked diligently to resolve most of the objections and informal comments to the Initial Plan, as reflected in the Amended Plan. Notwithstanding these efforts, Mudrick Capital Management, L.P. (“Mudrick”), a holder of Secured Notes Claims, filed objections to Confirmation of the Initial Plan and the Debtors’ entry into the Backstop Agreement (the “Mudrick Objections”).6 Among other things, Mudrick objects to the Confirmation of the Plan on the grounds that the Plan is not proposed in good faith as required by Section 1129(a)(3) of the Bankruptcy Code, the proposed recoveries of the Ad Hoc Noteholder Group violates Section 1123(a)(4) of the Bankruptcy Code, and payment of certain fees and premiums to be paid to the Ad Hoc Noteholder Group violates section 1129(a)(4) of the Bankruptcy Code.

In addition, Origin Settlement Advisors LLC (“Origin”), a third-party claims administrator party to a prepetition contract with the Debtors to act as their agent in connection with the Debtors’ Interchange Litigation Claims, objected to rejection of its contract under the Initial Plan (the “Origin Objection”). Among other things, Origin objects to the proposed rejection due to the alleged non-executory nature of Origin’s service agreement and claims the service agreement amounts to an “effective assignment” of a portion of the Debtors’ Interchange Litigation Claims.

[6]

See Objection of Mudrick Capital Management L.P. to Debtors’ Motion for Entry of an Order (I) Authorizing the (A) Debtors’ Entry Into, and Performance Under, the Backstop Commitment Agreement and (B) Payment of Related Fees, Premiums, Indemnities, and Expenses, (II) Approving the Equity Rights Offering Procedures and Related Form, and (III) Granting Related Relief [Docket No. 979]; Objection of Mudrick Capital Management L.P. to Confirmation of Second Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc., and Its Debtor Affiliates [Docket No. 1039].

The Debtors intend to address the Mudrick Objections and Origin Objection in connection with Confirmation of the Amended Plan.

3.	EY Resignation

On June 5, 2023, the Audit Committee of the Board of Directors of PC Holdco received a letter from Ernst & Young LLP (“EY”) stating that EY had resigned as PC Holdco’s independent registered accounting firm for the year ended December 31, 2022. As further described in the 8-K attached hereto as Exhibit E (the “EY Resignation 8-K”), EY stated, among other things, that PC Holdco and users of its financial statements should not rely on EY’s previously completed interim review for the quarter and nine months ended September 30, 2022, because EY concluded that the PC Holdco should have disclosed in the financial statements in PC Holdco’s quarterly report on Form 10-Q for the period ended September 30, 2022 that there was substantial doubt regarding the PC Holdco’s ability to continue as a going concern within one year resulting in a material error in such financial statements.

The Debtors are in the process of obtaining a replacement auditor and have authorized EY to respond fully to the inquiries of such successor auditor concerning the subject matter of any disagreements.

On July 12, 2023, PC Holdco received a letter from the United States Securities and Exchange Commission requesting that PC Holdco preserve and retain certain documents and data relevant to an ongoing investigation. The Debtors are complying with this request.

4.	Updated Financials

The Disclosure Statement contained, among other things, the Debtors’ then-current (a) financial projections (together with certain related assumptions), attached to the Disclosure Statement as Exhibit F (the “Financial Projections”) and (b) valuation analysis performed by Moelis & Company LLC (“Moelis”), the Debtors’ financial advisor and investment banker, attached to the Disclosure Statement as Exhibit D (the “Valuation Analysis”).

Since that time, given the general market headwinds and the specific challenges the retail sector is facing as a result of rising interest rates and slowing discretionary spending, the Debtors experienced a decline in performance and determined to update their Financial Projections. This decision was also informed, in part, by the Debtors’ ongoing efforts to raise the ABL Exit Facility and in light of the proposed rights offering under the Initial Plan.

The revised financial projections (the “Updated Financial Projections”) resulting from that process, which are attached hereto as Exhibit F, are based on (a) actual financial performance through the period ended March 31, 2023, and (b) adjustments to certain forward-looking assumptions based on the Debtors’ recent financial performance and a revised business outlook. Following the development of the Updated Financial Projections, Moelis also updated its Valuation Analysis based on the relevant revisions, a copy of which is attached hereto as Exhibit G (the “Updated Valuation Analysis” and, together with the Updated Financial Projections, the “Updated Financials”).

5.	Extension of Restructuring Support Agreement

On June 20, 2023, the Debtors and the Required Consenting Noteholders executed an amendment to the Restructuring Support Agreement, which, among other things, provided each Consenting Noteholder with the right to provide written notice to the Debtors that, with respect to such Consenting Noteholder, the Restructuring Support Agreement shall continue in full force and effect following the July 17, 2023, outside date (the “Initial RSA Outside Date”) under the Restructuring Support Agreement (the “RSA Outside Date Extension Notice”).7 On or before the Initial RSA Outside Date, each member of the Ad Hoc Noteholder Group and several other Consenting Noteholders provided the Debtors with the RSA Outside Date Extension Notice such that the Restructuring Support Agreement remains in full force and effect as to such parties. The Ad Hoc Noteholder Group’s delivery of the RSA Outside Date Extension Notice was conditioned on an extension of the Initial RSA Outside Date to November 16, 2023.

On July 21, 2023, the Debtors and the Required Consenting Noteholders executed an amendment to the Restructuring Support Agreement to account for the changes reflected in the Amended Plan. A copy of the amendment was filed substantially contemporaneously herewith.

6.	Amendments to DIP Documents

On June 20, 2023, the Debtors and the Required Lenders (as defined in the DIP Credit Agreement) amended certain of the DIP Documents to, among other things, rescind the prior election of each DIP Backstop Lender to exercise the DIP Equitization Option without prejudice, extend the initial scheduled maturity date under the DIP Facility from June 19, 2023, to July 19, 2023, and waive the Specified Condition Precedent (as defined in the DIP Credit Agreement) requiring the payment of the extension premium due in connection with the maturity extension.

Further, on July 19, 2023, the Debtors and the Consenting Lenders (as defined in the DIP Credit Agreement) amended certain of the DIP Documents to, among other things, (a) replace the DIP Equitization Option with the terms of the DIP Non-Cash Takeout Option, which is described above in Section C of this Supplement, and (b) with respect to the Consenting Lenders, extend the scheduled maturity date under the DIP Facility to November 16, 2023. On the same date, the Debtors repaid in full the DIP Loans of the DIP Lenders that are not DIP Backstop Lenders in accordance with the DIP Documents.

7.	Assumption of Unexpired Leases

On May 15, 2023, the Debtors filed the Debtors’ Motion for Entry of an Order Extending the Time Period Within Which the Debtors Must Assume or Reject Unexpired Leases of Nonresidential Real Property [Docket No. 1144] (the “365(d)(4) Extension Motion”), seeking, among other things, an extension of the deadline by which the Debtors must assume or reject unexpired leases of non-residential real property under section 365(d)(4) of the Bankruptcy Code

[7]	See Notice of Filing of Third Amendment to Restructuring Support Agreement, Dated as of June 20, 2023 [Docket No. 1323].

to the earlier of (a) the date of entry of an order confirming the Plan (subject to the effectiveness of such plan of reorganization) and (b) August 15, 2023.

Given the delay in the anticipated Confirmation hearing and related entry of an order approving the Schedule of Assumed Executory Contracts and Unexpired Leases filed with the Plan Supplement as a result of negotiations surrounding the Plan Modifications, the Debtors determined to file several motions to assume certain of their unexpired leases, effective as of August 15, 2023, to satisfy the requirements of section 365(d)(4) (as modified by the relief sought pursuant to the 365(d)(4) Extension Motion).8

ARTICLE II.

VOTING PROCEDURES AND REQUIREMENTS

A.	Important Deadlines

Please take note of the following important dates and deadlines, including the Voting Deadline of August 17, 2023 at 4:00 p.m. (prevailing Central Time):

Plan Supplement Deadline	August 10, 2023 11:59 p.m. (prevailing Central Time)
Supplemental Objection Deadline	August 17, 2023 4:00 p.m. (prevailing Central Time)
Voting Deadline	August 17, 2023 4:00 p.m. (prevailing Central Time)
Deadline to File ABL Exit Facility Trigger Notice	August 22, 2023 4:00 p.m. (prevailing Central Time)
Combined Hearing	On or around August 24, 2023

[8]

See Debtors’ First Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1444]; Debtors’ Second Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1445]; Debtors’ Third Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1446]; Debtors’ Fourth Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1447]; Debtors’ Fifth Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1448]; Debtors’ Sixth Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1449]; Debtors’ Seventh Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1450]; Debtors’ Eighth Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1451]; and Debtors’ Ninth Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1452]

B.	Voting Deadline

Before voting to accept or reject, or modifying a prior vote with respect to, the Amended Plan, Holders of Claims in Voting Classes should carefully review the Amended Plan, attached hereto as Exhibit C, including the modifications described herein, the Disclosure Statement, this Supplement, and the exhibits hereto. All descriptions of the Amended Plan set forth in this Supplement are subject to the terms and conditions of the Amended Plan.

All Holders of Claims in Voting Classes are being provided with new ballots to vote to accept or reject the Amended Plan (the “Ballot”) or an opportunity to modify their vote, as applicable, contemporaneous with this Supplement. Such Holders should read the Ballot or vote modification notice, as applicable, carefully and follow the instructions contained therein. Each Ballot or vote modification notice, as applicable, contains detailed voting instructions, including the deadlines, procedures, and instructions for voting to accept or reject the Amended Plan, the Record Date for voting or vote modification purposes, and the applicable standard for tabulating Ballots and vote modifications.

FOR YOUR VOTE OR MODIFIED VOTE TO BE COUNTED AS A HOLDER OF CLAIMS IN VOTING CLASSES, YOUR VOTE MUST BE RECEIVED BY THE NOTICE AND CLAIMS AGENT ON OR BEFORE THE VOTING DEADLINE OF 4:00 P.M. (PREVAILING CENTRAL TIME) ON AUGUST 17, 2023, UNLESS EXTENDED BY THE DEBTORS.

IF YOU ARE A HOLDER OF CLAIMS IN CLASS 4 OR CLASS 5 AND YOU PREVIOUSLY SUBMITTED A BALLOT WITH RESPECT TO THE INITIAL PLAN AND DO NOT WISH TO CHANGE YOUR VOTE, NO ACTION IS REQUIRED. IF YOU ARE A HOLDER OF CLAIMS IN CLASS 4 OR CLASS 5 AND WISH TO CHANGE YOUR VOTE, YOU MAY DO SO BY FOLLOWING THE INSTRUCTIONS IN THE VOTE MODIFICATION NOTICE.

C.	Further Information, Additional Copies

If you have any questions or require further information about the voting procedures for voting to accept or reject, or modify your vote with respect to, the Amended Plan, or about the packet of material you received, or if you wish to obtain an additional copy of the Amended Plan, the Disclosure Statement, this Supplement, or any exhibits to such documents, please contact the Notice and Claims Agent at:

Party City Holdco Inc. Ballot Processing

c/o Kroll Restructuring Administration LLC

850 Third Avenue, Suite 412

Brooklyn, NY 11232

Tel: (888) 905-0493 (Domestic, toll free); +1 (646) 440-4580 (International, toll)

Questions (but not documents) may be directed to the following email: PCHIinfo@ra.kroll.com (with “Party City Supplemental Solicitation” in the subject line).

ARTICLE III.

ADDITIONAL RISK FACTORS

PRIOR TO VOTING TO ACCEPT OR REJECT, OR MODIFY A PRIOR VOTE WITH RESPECT TO, THE AMENDED PLAN, ALL HOLDERS OF CLAIMS THAT ARE ENTITLED TO VOTE TO ACCEPT OR REJECT, OR MODIFY A PRIOR VOTE WITH RESPECT TO, THE AMENDED PLAN SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH IN THE DISCLOSURE STATEMENT AND THIS SUPPLEMENT, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THE DISCLOSURE STATEMENT AND THIS SUPPLEMENT.

THE FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE DEBTORS’ BUSINESSES OR THE AMENDED PLAN AND ITS IMPLEMENTATION.

A.	General

The following provides a summary of various important considerations and risk factors associated with the Plan Modifications reflected in the Amended Plan; however, it is not exhaustive. In considering whether to vote to accept or reject, or modify a prior vote with respect to, the Amended Plan, Holders of Claims should read and carefully consider the factors set forth below, as well as all other information set forth or otherwise incorporated by reference in this Supplement, including the Risk Factors enumerated in Article X of the Disclosure Statement.

B.	Information Contained Herein Is Solely for Soliciting Votes

The information contained in this Supplement is for the purpose of soliciting acceptances of the Amended Plan and may not be relied upon for any other purpose. Specifically, this Supplement is not legal advice to any Person or Entity. The contents of this Supplement should not be construed as legal, business, or tax advice. Each reader should consult its own legal counsel and accountant with regard to any legal, tax, and other matters concerning its Claim or Interest. This Supplement may not be relied upon for any purpose other than to determine how to vote to accept or reject, or modify a prior vote with respect to, the Amended Plan and whether to object to Confirmation.

C.	This Supplement Contains Forward-Looking Statements

This Supplement contains forward-looking statements which are based on the current beliefs and expectations of the Debtors’ management and are subject to significant risks and uncertainties. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “plans,” the negative thereof or other variations thereon or comparable terminology.

The Updated Financial Projections, the Updated Valuation Analysis, and other information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to Holders of Allowed Claims and Interests may be affected by many factors that cannot be predicted. Forward-looking statements represent the Debtors’ estimates and assumptions only as of the date such statements were made. The reader is cautioned that all forward-looking statements are necessarily speculative. All forward-looking statements in this Supplement are based on assumptions that are believed to be reasonable, but are subject to a wide range of risks, including the risks set forth in the Risk Factors enumerated in Article X of the Disclosure Statement.

D.	Failure to Receive Requisite Acceptances

Claims in Voting Classes are entitled to vote to accept or reject the Amended Plan. Although the Debtors believe they will receive the requisite acceptances, the Debtors cannot provide assurances that the requisite acceptances to confirm the Amended Plan will be received for at least one of these Classes. If the requisite acceptances are not received for at least one of these Classes, the Debtors will not be able to seek confirmation of the Amended Plan under section 1129(b) of the Bankruptcy Code because at least one impaired Class will not have voted in favor of the Amended Plan as required by section 1129(a)(10) of the Bankruptcy Code. In such a circumstance, the Debtors may seek to accomplish an alternative restructuring of their capitalization and obligations to creditors and obtain acceptances of an alternative plan of reorganization for the Debtors, or otherwise, that may not have the support of the Required Consenting Noteholders and/or may be required to liquidate these estates under chapter 7 or 11 of the Bankruptcy Code. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to, or as favorable to the Debtors’ creditors as, those proposed in the Amended Plan.

E.	Objections to Treatment of Claims

Section 1129(b) of the Bankruptcy Code provides that a plan of reorganization must not discriminate unfairly, and must be fair and equitable, with respect to each dissenting class of Claims or Interests. Holders of Claims in any dissenting class may object to the Amended Plan and argue that the Amended Plan discriminates unfairly, or is not fair and equitable, with respect to their Claims, which may lead to additional delays, litigation, and expenses incurred by the Estates. The Debtors believe that the treatment of each class of Claims complies with the requirements set forth in the Bankruptcy Code. There can be no assurance, however, that the Bankruptcy Court will reach the same conclusion.

F.	Inability to Obtain Audited Financials

As described above, the Debtors’ independent registered accounting firm, EY, recently resigned prior to completing an audit of the Debtors’ financial statements for the 2022 calendar year. Although the Debtors are working to obtain a replacement firm and complete the audit of their 2022 financial statements, there can be no assurance as to timing. The Debtors’ ability to obtain financing in connection with the Amended Plan, or the terms of any such financing, may be impacted by the lack of 2022 audited financial statements.

G.	Termination of the Restructuring Support Agreement

The Restructuring Support Agreement contains certain provisions that give the parties thereto the ability to terminate the Restructuring Support Agreement upon the occurrence or non-occurrence of certain events, including failure to achieve certain milestones in these Chapter 11 Cases. As discussed in Section D of this Supplement, the Restructuring Support Agreement also provided for automatic termination upon the occurrence of the Initial RSA Outside Date. Although each member of the Ad Hoc Noteholder Group and several other Consenting Noteholders agreed to extend the effectiveness of the Restructuring Support Agreement as to such party, the Restructuring Support Agreement terminated on July 17, 2023 as to the remaining Consenting Noteholders that did not elect to deliver the RSA Outside Date Extension Notice.

Termination of the Restructuring Support Agreement could result in protracted Chapter 11 Cases, which could significantly and detrimentally impact the Debtors’ relationships with vendors, suppliers, employees, and major customers.

ARTICLE IV.

CONCLUSION AND RECOMMENDATION

For all of the reasons set forth in the Disclosure Statement and this Supplement, the Debtors believe the Amended Plan is in the best interests of all stakeholders and urge the Holders of Claims in Voting Classes to vote in favor thereof. Any alternative other than confirmation of the Amended Plan could result in extensive delays and increased administrative expenses, ultimately resulting in smaller distributions to the Holders of Allowed Claims and Interests than those set forth in the Amended Plan.

[Remainder of page intentionally left blank]

Dated: July 21, 2023	PARTY CITY HOLDCO INC. (for itself and on behalf of each of the other Debtors and Debtors-in-Possession)

/s/ David Orlofsky
Name: David Orlofsky
Title: Chief Restructuring Officer

EXHIBIT A

PLAN TREATMENT SUMMARY

The following table summarizes: (a) the treatment of Claims and Interests under the Amended Plan; (b) which Classes are Impaired by the Amended Plan; (c) which Classes are entitled to vote on the Amended Plan; and (d) the estimated recoveries for Holders of Claims and Interests. The following table is qualified in its entirety by reference to the full text of the Amended Plan.

Class	Claims or Interests	Treatment	Impaired or Unimpaired	Entitlement to Vote	Projected Recoveries
1	Other Secured Claims	Each Holder of an Allowed Other Secured Claim shall receive, at the option of the Debtors or Reorganized Debtors, as applicable: (i) payment in full in Cash of such Holder’s Allowed Other Secured Claim; (ii) delivery of the collateral securing such Holder’s Allowed Other Secured Claim; (iii) Reinstatement of such Holder’s Allowed Other Secured Claim; or (iv) such other treatment rendering such Holder’s Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.	Unimpaired	No (Presumed to Accept)	100%

2	Other Priority Claims	Each Holder of an Allowed Other Priority Claim shall receive payment in full in Cash of such Holder’s Allowed Other Priority Claim or such other treatment in a manner consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code. Allowed Other Priority Claims that arise in the ordinary course of the Debtors’ business and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.	Unimpaired	No (Presumed to Accept)	100%

3A	Prepetition ABL Revolver Claims	Each Holder of an Allowed Prepetition ABL Revolver Claim shall receive its Pro Rata share of the Takeback ABL Loans; provided that, if (A) any such Holder votes to accept the Plan and elects to participate in its Pro Rata share of the ABL Exit Facility and (B) the ABL Exit Facility Trigger occurs, (1) such Holder’s Allowed Prepetition ABL Revolver Claims shall be deemed repaid and refinanced by in full by such Holder’s extension and receipt of its Pro Rata share of ABL Revolving Credit Loans and (2) such Holder shall assume a commitment with respect to the ABL Exit Facility equal to its	Impaired	Yes	100%

Class	Claims or Interests	Treatment	Impaired or Unimpaired	Entitlement to Vote	Projected Recoveries
(or its predecessor in interest’s) commitment under the Prepetition ABL Facility immediately prior to the Petition Date.

3B	Prepetition ABL FILO Claims	Each Holder of an Allowed Prepetition ABL FILO Claim shall receive its Pro Rata share of the Takeback FILO Loans; provided that, if (A) any such Holder votes to accept the Plan and elects to participate in its Pro Rata share of the ABL Exit Facility and (B) the ABL Exit Facility Trigger occurs, such Holder’s Allowed Prepetition ABL FILO Claims shall be deemed repaid and refinanced by in full by such Holder’s extension and receipt of its Pro Rata share of ABL FILO Loans.	Impaired	Yes	100%

4	Secured Notes Claims	Each Holder of an Allowed Secured Notes Claim shall receive (i) its Pro Rata share of the New Common Stock issued on the Effective Date on account of the Allowed Secured Notes Claims, representing 100% of the New Common Stock outstanding on the Effective Date, subject to dilution by the New Common Stock issued as DIP Reorganized Securities, the New Common Stock issued in connection with the Rights Offering, and the MIP Equity Pool and (ii) subscription rights to purchase up to its Pro Rata share of the securities comprising the Investment Package for an aggregate purchase price of $75.0 million offered in the Rights Offering in accordance with the Rights Offering Procedures.	Impaired	Yes	0.0%-7.60%[1]

5	General Unsecured Claims	Each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of the GUC Recovery Pool.[2]	Impaired	Yes	1.0%-2.5%

6	Intercompany Claims[3]	On the Effective Date, at the Debtors’ election, each Holder of an Intercompany Claim shall have its Intercompany Claim Reinstated, or cancelled, released, and extinguished without any distribution.	Unimpaired / Impaired	No (Presumed to Accept/ Deemed to Reject)	N/A

7	Intercompany Interests	On the Effective Date, at the Debtors’ election, each Holder of an Intercompany	Unimpaired / Impaired	No (Presumed to

[1]

Amended Plan recovery for Secured Notes Claims includes (a) recovery attributable to the direct distribution of equity (0.0%-0.08%); plus (b) recovery attributable to the value of subscription rights (0.0%-7.53%).

[2]	“GUC Recovery Pool” means the GUC Trust Assets less any GUC Trust Expenses.
[3]

“Intercompany Claim” means a Claim or a Cause of Action against a Debtor held by a Debtor or a Non-Debtor Affiliate; provided that if the Debtors reject the Specified Anagram Agreements, any Claim or Cause of Action against a Debtor held by any Anagram Wholly-Owned Subsidiary shall not constitute an Intercompany Claim.

2

Class	Claims or Interests	Treatment	Impaired or Unimpaired	Entitlement to Vote	Projected Recoveries
		Interest shall have its Intercompany Interest Reinstated, or cancelled, released, and extinguished without any distribution.		Accept/ Deemed to Reject)	N/A

8	Interests in PCHI	On the Effective Date, each Holder of an Interest in PCHI shall have its Interest in PCHI cancelled, released, and extinguished without any distribution.	Impaired	No (Deemed to Reject)	0%

3

EXHIBIT B

AMENDED PLAN

EXHIBIT C

REDLINE OF AMENDED PLAN COMPARED TO INITIAL PLAN

EXHIBIT D

TAX DISCLOSURES

EXHIBIT E

EY RESIGNATION 8-K

EXHIBIT F

UPDATED FINANCIAL PROJECTIONS

EXHIBIT G

UPDATED VALUATION ANALYSIS

1